EXHIBIT 5.1
Mayer Brown LLP
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January 24, 2011
Nissan Wholesale Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
One Nissan Way
Franklin, Tennessee 37067

Re:	Nissan Auto Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Master Owner Trust Receivables
Registration Statement on Form S-3
Registration No. 333-166449
Ladies and Gentlemen:
     We have acted as special counsel to Nissan Wholesale Receivables Corporation II (the “Company”), a Delaware corporation and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by Nissan Master Owner Trust Receivables, a Delaware statutory trust (the “Issuing Entity”) formed by the Company pursuant to the trust agreement, dated as of May 13, 2003, between the Company and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee (“Trust Agreement”). Each series of Notes will be issued pursuant to the Indenture, dated as of October 15, 2003, between the Issuing Entity and U.S. Bank National Association, as indenture trustee, as supplemented by an indenture supplement for each series (each, an “Indenture Supplement”) between the Issuing Entity and the Indenture Trustee (as defined in the related Indenture Supplement). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.
     We generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and the form of Indenture (including the form of Notes included as an exhibit thereto) filed as an exhibit to the Registration Statement. In addition, we have assumed that the related Indenture Supplement with respect to each series is executed and delivered in substantially the form we have examined,
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Nissan Wholesale Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Master Owner Trust Receivables

the transactions contemplated to occur under such document in fact occur in accordance with the terms thereof and the Notes will be sold as described in the Registration Statement.
     Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been duly executed and issued by the Issuing Entity and authenticated by the Indenture Trustee and sold by the Issuing Entity and (c) payment of the agreed consideration for such Notes shall have been received the Issuing Entity, all in accordance with the terms and conditions of the related Indenture Supplement and a definitive purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Issuing Entity and will be legally issued and binding obligations of the Issuing Entity and entitled to the benefits afforded by the related Indenture Supplement and the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.
     The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.
Respectfully submitted,
/s/ Mayer Brown LLP
Mayer Brown LLP